UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2006
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50425 (Commission File Number)	77-0436313 (I.R.S. Employer Identification No.)
525 Penobscot Drive
Redwood City, California 94063
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 482-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     Set forth below is the Kaplan-Meier curve reflecting the probability of progression-free survival (PFS) generated from the blinded data (including data from patients who received MyVax® personalized immunotherapy and from patients who received the control substance) for all 287 randomized patients enrolled in Genitope Corporation’s pivotal Phase 3 clinical trial for MyVax® personalized immunotherapy in patients with previously untreated follicular B-cell Non-Hodgkin’s lymphoma. Progression-free survival is the interval of time measured from randomization in the trial during which a patient is alive with no evidence of disease progression. Randomization is the point when the patient is assigned to receive either MyVax® personalized immunotherapy or the control substance. Patients were randomized on average six months from the end of chemotherapy. Patients were randomized at a 2 to 1 ratio, with two-thirds (2/3) of the patients receiving MyVax® personalized immunotherapy and one-third (1/3) of the patients receiving the control substance. The vertical axis in the curve reflects the probability of PFS and the horizontal axis in the curve represents time, in the number of months from randomization. The tick marks on the curve indicate the time of the last follow-up for the patients who have not progressed.
Phase 3 Trial: All Randomized Patients
     The Kaplan-Meier curve included in this report was derived from data from our Phase 3 clinical trial database, which was closed on June 15, 2006, and was collected by the Company for a third-party clinical research organization that conducted the second interim analysis of the Company’s pivotal Phase 3 clinical trial. The preliminary clinical data reported from time to time prior to the release of final results of our Phase 3 clinical trial regarding progression-free survival have not been fully audited and have been taken from databases that have not been fully reconciled against medical records kept at the clinical sites or that may not include the most current information on patient disease progressions. Neither the Data Safety Monitoring Board’s (DSMB) recommendation that we continue our ongoing pivotal Phase 3 clinical trial for MyVax® personalized immunotherapy nor the Kaplan-Meier curve of blinded data presented in this report may be indicative of the final results of our ongoing Phase 3 clinical trial. Failure can occur at any stage of testing. We do not know whether our existing or any future clinical trials will demonstrate safety and efficacy sufficiently to result in marketable products. If we do not adequately demonstrate the safety and efficacy of MyVax® personalized immunotherapy, we will be precluded from receiving marketing authorization and, ultimately, precluded from commercializing MyVax® personalized immunotherapy.
     This report contains “forward-looking” statements. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements, including statements regarding final results of our clinical trials and the probabilities estimated from the Kaplan-Meier curve. There are a number of important factors that could cause Genitope Corporation’s results to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the progress, timing and results of the company’s clinical trials, including the risk that neither the DSMB determination that the trial should continue nor the Kaplan-Meier curve of blinded data presented in this report may be indicative of the final results of our ongoing Phase 3 clinical trial and that failure can occur at any stage of testing, and other risks detailed in Genitope Corporation’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Genitope Corporation’s quarterly report on Form 10-Q for the quarter ended March 31, 2006. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and Genitope Corporation undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
     The information in this report is furnished pursuant to Item 7.01 and is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934 as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Genitope Corporation
Dated: July 31, 2006	By:	/s/ John Vuko
John Vuko
Chief Financial Officer